Exhibit 10.1

NOTE PURCHASE AGREEMENT

THIS NOTE PURCHASE AGREEMENT (this “Agreement”), dated as of January 19, 2021, is entered into by and among JAGUAR HEALTH, INC., a Delaware corporation (“Company”), NAPO PHARMACEUTICALS, INC., a Delaware corporation and subsidiary of Company (“Napo,” and together with Company, “Borrower”), and STREETERVILLE CAPITAL, LLC, a Utah limited liability company, its successors and/or assigns (“Investor”).

A.                                    Borrower and Investor are executing and delivering this Agreement in reliance upon an exemption from securities registration afforded by the Securities Act of 1933, as amended (the “1933 Act”), and the rules and regulations promulgated thereunder by the United States Securities and Exchange Commission (the “SEC”).

B.                                    Investor desires to purchase and Borrower desires to issue and sell, upon the terms and conditions set forth in this Agreement, a Secured Promissory Note in the form attached hereto as Exhibit A (the “Note”), in the original principal amount of $6,220,812.50.

C.                                    Napo is a subsidiary of Company that (i) is involved in Company’s ongoing operations, (ii) holds and/or controls various assets, and (iii) is a co-borrower under the Note.

D.                                    The proceeds from the Note will provide substantial benefits to both Company and Napo.

E.                                     This Agreement, the Note, the Security Agreement (as defined below), and all other certificates, documents, agreements, resolutions and instruments executed and delivered to any party under or in connection with this Agreement, as the same may be amended from time to time, are collectively referred to herein as the “Transaction Documents”.

NOW, THEREFORE, in consideration of the above recitals and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower and Investor hereby agree as follows:

1.                                      Purchase and Sale of Note.

1.1.                            Purchase of Note. Borrower shall issue and sell to Investor and Investor agrees to purchase from Borrower the Note. In consideration thereof, Investor shall pay $6,000,000.00 (the “Purchase Price”) to Borrower at the Closing (as defined below).

1.2.                            Form of Payment. On the Closing Date (as defined below), Investor shall pay the Purchase Price to Borrower via wire transfer of immediately available funds against delivery of the Note.

1.3.                            Closing Date. The closing of the transactions contemplated by this Agreement (the “Closing”) shall occur on January 19, 2021 so long as all of the conditions set forth in Section 5 and Section 6 below have been satisfied, or such other mutually agreed upon date (the date upon which the Closing actually occurs, the “Closing Date”). The Closing shall occur on the Closing Date by means of the exchange by email of signed .pdf documents, but shall be deemed for all purposes to have occurred at the offices of Hansen Black Anderson Ashcraft PLLC in Lehi, Utah.

1.4.                            Collateral for the Note. The Note shall be secured by the collateral set forth in that certain Security Agreement attached hereto as Exhibit B listing certain of assets of Napo as security for Borrower’s obligations under the Transaction Documents (the “Security Agreement”); provided, however, that the security interest granted pursuant to the Security Agreement shall not become effective unless and until Company receives the Salix Waiver (as defined in the Note).

1.5.                            Transaction Expense Amount. Borrower agrees to pay $25,000.00 to Investor to cover Investor’s legal fees, accounting costs, due diligence, monitoring and other transaction costs incurred in connection with the purchase and sale of the Note, all of which amount will be included in the initial principal balance of the Note.

1.6.                            Use of Proceeds. The proceeds received by Borrower pursuant to the Transaction Documents will be used for the development of Lechlemer (as defined in the Note), including, the NDA filing and formulation work; provided, however, that the proceeds may also be used for general corporate purposes, including other Company product development pipeline activity.

2.                                      Investor’s Representations and Warranties. Investor represents and warrants to Borrower that as of the Closing Date: (i) this Agreement has been duly and validly authorized; (ii) Investor has all necessary power and authority under all applicable provisions of law to execute and deliver each Transaction Document and to carry out their provisions; (iii) this Agreement constitutes a valid and binding agreement of Investor enforceable in accordance with its terms; (iv) Investor is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D of the 1933 Act; (v) Investor is acquiring the Note for investment for such Investor’s own account, and not with a view to, or for resale in connection with, any distribution thereof, and Investor has no present intention of selling or distributing the Note; (vi) Investor has had an opportunity to discuss Borrower’s business, management and financial affairs with its management and to obtain any additional information which Investor has deemed necessary or appropriate for deciding whether or not to purchase the Note, including an opportunity to receive, review and understand the information set forth in Borrower’s financial statements, capitalization and other business information as Investor deems prudent; (vii) Investor acknowledges that no other representations or warranties, oral or written, have been made by Borrower or any agent thereof except as set forth in this Agreement; (viii) Investor is aware that no federal, state or other agency has made any finding or determination as to the fairness of the investment, nor made any recommendation or endorsement of the Note; (ix) Investor has such knowledge and experience in financial and business matters, including investments in other emerging growth companies that such individual or entity is capable of evaluating the merits and risks of the investment in the Note and it is able to bear the economic risk of such investment, (x) Investor has such knowledge and experience in financial and business matters that such individual is capable of utilizing the information made available in connection with the offering of the Note, of evaluating the merits and risks of an investment in the Note and of making an informed investment decision with respect to the Note; (xi) neither Investor, nor any person or entity with whom such Investor shares beneficial ownership of the Note, is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii); (xii) Investor is aware that there is currently no public market for the Note, that there is no guarantee that a public market will develop at any time in the future and Investor understands that the Note is unregistered and may not presently be sold except in accordance with applicable securities laws; (xiii) Investor understands that the Note cannot be readily sold or liquidated in case of an emergency or other financial need; (xiv) Investor acknowledges and agrees that the Note must be held indefinitely unless it is subsequently registered under the 1933 Act or an exemption from such registration is available, and Investor has been advised or is aware of the provisions of Rule 144 promulgated under the 1933 Act as in effect from time to time, which permits limited resale of securities purchased in a private placement subject to the satisfaction of certain conditions, including, among other things: the availability of certain current public information about Company and the resale occurring following the required holding period under Rule 144; and (xv) each instrument evidencing the Note which Investor may purchase hereunder may be imprinted with legends substantially in the following form:

“THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATES IN THE UNITED STATES. THIS NOTE IS SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM.”

Notwithstanding the foregoing representations and warranties, Borrower acknowledges and agrees that such representations and warranties do not affect Borrower’s obligations to repay the Note in full pursuant to the terms thereof.

3.                                      Borrower’s Representations and Warranties.

3.1.                            Company Representations and Warranties. Company represents and warrants to Investor that as of the Closing Date: (i) Company is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation and has the requisite corporate power to own its properties and to carry on its business as now being conducted; (ii) Company is duly qualified as a foreign corporation to do business and is in good standing in each jurisdiction where the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified would not reasonably be expected to have a material adverse effect on Company’s business, assets, properties, operations or financial condition or its ability to perform its obligations hereunder (a “Material Adverse Effect”); (iii) Company has registered its Common Stock under Section 12(g) of the Securities Exchange Act of 1934, as amended (the “1934 Act”), and is obligated to file reports pursuant to Section 13 or Section 15(d) of the 1934 Act; (iv) each of the Transaction Documents and the transactions contemplated hereby and thereby, have been duly and validly authorized by Company and all necessary actions have been taken; (v) this Agreement, the Note, and the other Transaction Documents have been duly executed and delivered by Company, and constitute the valid and binding obligations of Company enforceable in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency and similar laws affecting creditors’ rights and by general principles of equity; (vi) the execution and delivery of the Transaction Documents by Company, the issuance of the Note in accordance with the terms hereof, and the consummation by Company of the other transactions contemplated by the Transaction Documents do not and will not conflict with or result in a breach by Company of any of the terms or provisions of, or constitute a default under (a) Company’s formation documents or bylaws, each as currently in effect, (b) any indenture, mortgage, deed of trust, or other material agreement or instrument to which Company is a party or by which it or any of its properties or assets are bound, including, without limitation, any listing agreement for the Common Stock, except as would not reasonably be expected to have a Material Adverse Effect, or (c) any existing applicable law, rule, or regulation or any applicable decree, judgment, or order of any court, United States federal, state or foreign regulatory body, administrative agency, or other governmental body having jurisdiction over Company or any of Company’s properties or assets, except as would not reasonably be expected to have a Material Adverse Effect; (vii) no further authorization, approval or consent of any court, governmental body, regulatory agency, self-regulatory organization, or stock exchange or market or the stockholders or any lender of Company is required to be obtained by Company for the issuance of the Note to Investor or the entering into of the Transaction Documents; (viii) none of Company’s filings with the SEC contained, at the time they were filed, any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not materially misleading; (ix) within the 12 months immediately preceding the date hereof, Company has filed all reports, schedules, forms, statements and other documents required to be filed by Company with the SEC under the 1934 Act on a timely basis or has received a valid extension of such time of filing and has filed any such report, schedule, form, statement or other document prior to the expiration of any such extension; (x) there is no action, suit, proceeding, inquiry or investigation before or by any court, public board or body pending or, to the knowledge of Company, threatened against or affecting Company before or by any governmental authority or non-governmental department, commission, board, bureau, agency or instrumentality or any other person which would reasonably be expected to have a Material Adverse Effect; (xi) Company has not consummated any financing transaction required to be disclosed under the 1934 Act that has not been so disclosed in a periodic filing or current report with the SEC under the 1934 Act within the deadline required thereby; (xii) Company is not, nor has it been at any time in the previous twelve (12) months, a “Shell Company,” as such type of “issuer” is described in Rule 144(i)(1) under the 1933 Act; (xiii) with respect to any commissions, placement agent or finder’s fees or similar payments that will or would become due and owing by Company to any person or entity as a result of this Agreement or the transactions contemplated hereby (“Broker Fees”), any such Broker Fees will be made in full compliance with all applicable laws and regulations and only to a person or entity that is a registered investment adviser or registered broker-dealer; (xiv) Investor shall have no obligation with respect to any Broker Fees or with respect to any claims made by or on behalf of other persons for fees of a type contemplated in this subsection that may be due in connection with the transactions contemplated hereby and Company shall indemnify and hold harmless each of Investor, Investor’s employees, officers, directors, stockholders, members, managers, agents, and partners, and their respective affiliates, from and against all claims, losses, damages, costs (including the costs of preparation and attorneys’ fees) and expenses suffered in respect of any such claimed Broker Fees; (xv) neither Investor nor any of its officers, directors, stockholders, members, managers, employees, agents or representatives has made any representations or warranties to Company or any of its officers, directors, employees, agents or representatives except as expressly set forth in the Transaction Documents and, in making its decision to enter into the transactions contemplated by the Transaction Documents, Company is not relying on any representation, warranty, covenant or promise of Investor or its officers, directors, members, managers, employees, agents or representatives other than as set forth in the Transaction Documents; (xvi) Company acknowledges that the State of Utah has a reasonable relationship and sufficient contacts to the transactions contemplated by the Transaction Documents and any dispute that may arise related thereto such that the laws and venue of the State of Utah, as set forth more specifically in Section 8.3 below, shall be applicable to the Transaction Documents and the transactions contemplated therein; and (xvii) Company has performed due diligence and background research on Investor and its affiliates including, without limitation, John M. Fife, and, to its satisfaction, has made inquiries with respect to all matters Company may consider relevant to the undertakings and relationships contemplated by the Transaction Documents including, among other things, the following: http://investing.businessweek.com/research/stocks/people/person.asp?personId=7505107&ticker=UAHC; SEC Civil Case No. 07-C-0347 (N.D. Ill.); SEC Civil Action No. 07-CV-347 (N.D. Ill.); and FINRA Case #2011029203701. In addition, certain of Investor’s affiliates are involved in ongoing litigation with the SEC regarding broker-dealer registration (see SEC Civil Case No. 1:20-cv-05227 (N.D. Ill.)). Company, being aware of the matters described in subsection (xvii) above, acknowledges and agrees that such matters, or any similar matters, have no bearing on the transactions contemplated by the Transaction Documents and covenants and agrees it will not use any such information as a defense to performance of its obligations under the Transaction Documents or in any attempt to avoid, modify or reduce such obligations.

3.2.                            Napo Representations and Warranties. Napo represents and warrants to Investor that as of the Closing Date: (i) Napo is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation and has the requisite corporate power to own its properties and to carry on its business as now being conducted; (ii) Napo is duly qualified as a foreign corporation to do business and is in good standing in each jurisdiction where the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified would not reasonably be expected to have a Material Adverse Effect on Napo’s business, assets, properties, operations or financial condition or its ability to perform its obligations hereunder; (iii) each of the Transaction Documents and the transactions contemplated hereby and thereby, have been duly and validly authorized by Napo and all necessary actions have been taken; (iv) this Agreement, the Note, the Security Agreement, and the other Transaction Documents have been duly executed and delivered by Napo and constitute the valid and binding obligations of Napo enforceable in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency and similar laws affecting creditors’ rights and by general principles of equity; (v) the execution and delivery of the Transaction Documents by Napo, the issuance of the Note in accordance with the terms hereof, and the consummation by Napo of the other transactions contemplated by the Transaction Documents do not and will not conflict with or result in a breach by Napo of any of the terms or provisions of, or constitute a default under (a) Napo’s formation documents or bylaws, each as currently in effect, (b) any indenture, mortgage, deed of trust, or other material agreement or instrument to which Napo is a party or by which it or any of its properties or assets are bound, including, without limitation, any listing agreement for the Common Stock, except as would not reasonably be expected to have a Material Adverse Effect, or (c) any existing applicable law, rule, or regulation or any applicable decree, judgment, or order of any court, United States federal, state or foreign regulatory body, administrative agency, or other governmental body having jurisdiction over Napo or any of Napo’s properties or assets, except as would not reasonably be expected to have a Material Adverse Effect; (vi) no further authorization, approval or consent of any court, governmental body, regulatory agency, self-regulatory organization, or stock exchange or market or the stockholders or any lender of Napo is required to be obtained by Napo for the issuance of the Note to Investor or the entering into of the Transaction Documents; (vii) there is no action, suit, proceeding, inquiry or investigation before or by any court, public board or body pending or, to the knowledge of Napo, threatened against or affecting Napo before or by any governmental authority or non-governmental department, commission, board, bureau, agency or instrumentality or any other person which would reasonably be expected to have a Material Adverse Effect; (viii) with respect to any Broker’s Fees or similar payments that will or would become due and owing by Napo to any person or entity as a result of this Agreement or the transactions contemplated hereby, any such Broker Fees will be made in full compliance with all applicable laws and regulations and only to a person or entity that is a registered investment adviser or registered broker-dealer; (ix) Investor shall have no obligation with respect to any Broker Fees or with respect to any claims made by or on behalf of other persons for fees of a type contemplated in this subsection that may be due in connection with the transactions contemplated hereby and Napo shall indemnify and hold harmless each of Investor, Investor’s employees, officers, directors, stockholders, members, managers, agents, and partners, and their respective affiliates, from and against all claims, losses, damages, costs (including the costs of preparation and attorneys’ fees) and expenses suffered in respect of any such claimed Broker Fees; (x) neither Investor nor any of its officers, directors, stockholders, members, managers, employees, agents or representatives has made any representations or warranties to Napo or any of its officers, directors, employees, agents or representatives except as expressly set forth in the Transaction Documents and, in making its decision to enter into the transactions contemplated by the Transaction Documents, Napo is not relying on any representation, warranty, covenant or promise of Investor or its officers, directors, members, managers, employees, agents or representatives other than as set forth in the Transaction Documents; (xi) Napo acknowledges that the State of Utah has a reasonable relationship and sufficient contacts to the transactions contemplated by the Transaction Documents and any dispute that may arise related thereto such that the laws and venue of the State of Utah, as set forth more specifically in Section 8.3 below, shall be applicable to the Transaction Documents and the transactions contemplated therein; and (xii) Napo has performed due diligence and background research on Investor and its affiliates including, without limitation, John M. Fife, and, to its satisfaction, has made inquiries with respect to all matters Napo may consider relevant to the undertakings and relationships contemplated by the Transaction Documents including, among other things, the following: http://investing.businessweek.com/research/stocks/people/person.asp?personId=7505107&ticker=UAHC; SEC Civil Case No. 07-C-0347 (N.D. Ill.); SEC Civil Action No. 07-CV-347 (N.D. Ill.); and FINRA Case #2011029203701. In addition, certain of Investor’s affiliates are involved in ongoing litigation with the SEC regarding broker-dealer registration (see SEC Civil Case No. 1:20-cv-05227 (N.D. Ill.)). Napo, being aware of the matters described in subsection (xii) above, acknowledges and agrees that such matters, or any similar matters, have no bearing on the transactions contemplated by the Transaction Documents and covenants and agrees it will not use any such information as a defense to performance of its obligations under the Transaction Documents or in any attempt to avoid, modify or reduce such obligations.

4.                                      Borrower Covenants. Until all of Borrower’s obligations (other than contingent and indemnification obligations) under all of the Transaction Documents are paid in full, or within the timeframes otherwise specifically set forth below, Borrower will at all times comply with the following covenants: (i) so long as the Note is outstanding and for at least twenty (20) Business Days (as defined in the Note) thereafter, Company will timely file on the applicable deadline (including any extensions thereof) all reports required to be filed with the SEC pursuant to Sections 13 or 15(d) of the 1934 Act that would otherwise impact the availability of Rule 144 of the 1933 Act, and will take all reasonable action under its control to ensure that adequate current public information with respect to Company, as required in accordance with Rule 144 of the 1933 Act, is publicly available, and until a Fundamental Transaction (as defined in the Note) will not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would permit such termination; (ii) until a Fundamental Transaction, the Common Stock shall be listed or quoted for trading on any of (a) NYSE, (b) NASDAQ, (c) OTCQX, or (d) OTCQB; (iii) until a Fundamental Transaction, trading in Company’s Common Stock will not be suspended, halted, chilled, frozen, reach zero bid or otherwise cease on Company’s principal trading market; (iv) unless an acquiring party specifically agrees to assume all rights and obligations associated with the Transaction Documents and, in Investor’s reasonable discretion is capable of fulfilling such obligations, Borrower may not consummate any sale or liquidation of all or substantially all of its business or any material asset outside the ordinary course of business without the prior written consent of Investor; (v) Borrower will not grant a security or royalty interest in Lechlemer without Investor’s prior written consent, which for the avoidance of doubt, shall exclude licensing transactions or collaborations with business development partners; and (vi) Borrower will make all payments as and when required pursuant to Section 7 below.

5.                                      Conditions to Borrower’s Obligation to Sell. The obligation of Borrower hereunder to sell the Note to Investor at the Closing is subject to the satisfaction, on or before the Closing Date, of each of the following conditions:

5.1.                            Investor shall have executed this Agreement and delivered the same to Borrower.

5.2.                            Investor shall have delivered the Purchase Price to Borrower in accordance with Section 1.2 above.

6.                                      Conditions to Investor’s Obligation to Purchase. The obligation of Investor hereunder to purchase the Note at the Closing is subject to the satisfaction, on or before the Closing Date, of each of the following conditions, provided that these conditions are for Investor’s sole benefit and may be waived by Investor at any time in its sole discretion:

6.1.                            Borrower shall have executed this Agreement and the Note and delivered the same to Investor.  Napo shall have executed the Security Agreement and delivered the same to Investor.

6.2.                            Company shall have delivered to Investor a fully executed Secretary’s Certificate substantially in the form attached hereto as Exhibit C evidencing Borrower’s approval of the Transaction Documents.

6.3.                            Borrower shall have delivered to Investor fully executed copies of all Transaction Documents required to be executed by Borrower herein or therein.

7.                                      Return Bonus.

7.1.                            In the event Borrower sells a Tropical Disease Priority Review Voucher (“TDPRV”), Investor will be entitled to a maximum of eighteen percent (18%) and a minimum of one percent (1%) of the gross proceeds received by Borrower from the sale of the TDPRV (the “Return Bonus”). The Return Bonus percentage will be reduced pro rata based on the percentage of the original principal balance of the Note that has been repaid as of the date of the sale of the TDPRV; provided, however, Borrower acknowledges and agrees that even if the Note has been paid in full at the time of the sale of the TDPRV, Borrower will still be obligated to pay Investor a Return Bonus of one percent (1%). The gross proceeds for calculating the Return Bonus shall include all forms of consideration received by Borrower in connection with the sale of the TDPRV (e.g., cash, stock, royalty payments) and shall include all consideration paid whether up front or over time. In the event Investor elects to apply the Trial Failure Effect (as defined in the Note), the Return Bonus shall automatically be reduced to one percent (1%). Notwithstanding the foregoing, Borrower agrees that in the event the TDPRV has not been sold as of the day immediately preceding the Maturity Date (as defined in the Note) of the Note, the Return Bonus percentage will be fixed as of such date. For illustration purposes only, if as of the date immediately preceding the Maturity Date one half of the original principal balance of the Note has been prepaid, and Borrower has not yet sold the TDPRV as of such date, but Borrower subsequently sells the TDPRV after the Maturity Date, the Return Bonus payable to Investor at such time will be equal to nine and a half percent (9.5%) of the gross proceeds received by Borrower from the sale of the TDPRV, even if Borrower has repaid the Note in full as of the date it sells the TDPRV. Additionally, and for the avoidance of doubt, Borrower acknowledges this Section 7 shall survive the termination, cancellation, and/or repayment of the Note until such time that (i) the Return Bonus has been paid in full or (ii) the U.S. Food & Drug Administration decides not to issue the TDPRV notwithstanding the pivotal trial for Lechlemer for the symptomatic relief of infectious diarrhea for cholera meeting all primary endpoints with statistical significance.

7.2.                            Borrower covenants and agrees to pay to Investor its pro rata portion of any consideration received from the sale of the TDRPV in the same form received by Borrower within thirty (30) days of Borrower’s receipt of such consideration. In the event Borrower fails to comply with the foregoing payment obligation, such failure shall be considered an Event of Default (as defined in the Note) under the Note if the Note is still outstanding. If the Note is not outstanding, such failure shall be a breach of this Agreement and the unpaid amount shall bear interest at the rate of eighteen percent (18%) per annum, compounding daily, until paid.

8.                                      Miscellaneous. The provisions set forth in this Section 8 shall apply to this Agreement, as well as all other Transaction Documents as if these terms were fully set forth therein; provided, however, that in the event there is a conflict between any provision set forth in this Section 8 and any provision in any other Transaction Document, the provision in such other Transaction Document shall govern.

8.1.                            Certain Capitalized Terms. To the extent any capitalized term used in any Transaction Document is defined in any other Transaction Document (as noted therein), such capitalized term shall remain applicable in the Transaction Document in which it is so used even if the other Transaction Document (wherein such term is defined) has been released, satisfied, or is otherwise cancelled or terminated.

8.2.                            Arbitration of Claims. The parties shall submit all claims, disputes and causes of action (each, a “Claim”) arising under this Agreement or any other Transaction Document or any other agreement between the parties and their affiliates or any Claim relating to the relationship of the parties to binding arbitration pursuant to rules of the American Arbitration Association. Within seven (7) calendar days of initiation of arbitration by either party, Investor will provide a list of five (5) arbitrators that are designated as “neutrals” or qualified arbitrators by Utah ADR Services (http://www.utahadrservices.com) (such five (5) arbitrators, the “Proposed Arbitrators”). Within five (5) calendar days after Investor has submitted to Borrower the names of the Proposed Arbitrators, Borrower must select by written notice to Investor, one (1) of the Proposed Arbitrators to act as the arbitrator. If Borrower fails to select one of the Proposed Arbitrators in writing within such 5-day period, then Investor may select the arbitrator from the Proposed Arbitrators by providing written notice of such selection to Borrower. The arbitrator shall be instructed to complete and shall complete the arbitration within six (6) months of commencement and shall only allow limited discovery on issues directly related to the applicable Claims. The parties hereby acknowledge and agree that the arbitration provisions set forth in this Section 8.2 (the “Arbitration Provisions”) are unconditionally binding on the parties hereto and are severable from all other provisions of this Agreement. By executing this Agreement, Borrower represents, warrants and covenants that Borrower has reviewed the Arbitration Provisions carefully, consulted with legal counsel about such provisions (or waived its right to do so), understands that the Arbitration Provisions are intended to allow for the expeditious and efficient resolution of any dispute hereunder, agrees to the terms and limitations set forth in the Arbitration Provisions, and that Borrower will not take a position contrary to the foregoing representations. Borrower acknowledges and agrees that Investor may rely upon the foregoing representations and covenants of Borrower regarding the Arbitration Provisions.

8.3.                            Governing Law; Venue. This Agreement shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Agreement shall be governed by, the internal laws of the State of Utah, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Utah or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Utah. Each party consents to and expressly agrees that exclusive venue for arbitration of any dispute arising out of or relating to any Transaction Document or the relationship of the parties or their affiliates shall be in Salt Lake County, Utah. Without modifying the parties obligations to resolve disputes hereunder pursuant to the Arbitration Provisions, for any litigation arising in connection with any of the Transaction Documents, each party hereto hereby (i) consents to and expressly submits to the exclusive personal jurisdiction of any state or federal court sitting in Salt Lake County, Utah, (ii) expressly submits to the exclusive venue of any such court for the purposes hereof, (iii) agrees to not bring any such action  outside of any state or federal court sitting in Salt Lake County, Utah, and (iv) waives any claim of improper venue and any claim or objection that such courts are an inconvenient forum or any other claim, defense or objection to the bringing of any such proceeding in such jurisdiction or to any claim that such venue of the suit, action or proceeding is improper. Finally, Borrower covenants and agrees to name Investor as a party in interest in, and provide written notice to Investor in accordance with Section 8.12 below prior to bringing or filing, any action (including without limitation any filing or action against any person or entity that is not a party to this Agreement) that is related in any way to the Transaction Documents or any transaction contemplated herein or therein, and further agrees to timely name Investor as a party to any such action. Borrower acknowledges that the governing law and venue provisions set forth in this Section 8.3 are material terms to induce Investor to enter into the Transaction Documents and that but for Borrower’s agreements set forth in this Section 8.3 Investor would not have entered into the Transaction Documents.

8.4.                            Specific Performance. Borrower acknowledges and agrees that irreparable damage may occur to Investor in the event that Borrower fails to perform any material provision of this Agreement or any of the other Transaction Documents in accordance with its specific terms. It is accordingly agreed that Investor shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement or such other Transaction Document and to enforce specifically the terms and provisions hereof or thereof, this being in addition to any other remedy to which the Investor may be entitled under the Transaction Documents, at law or in equity. For the avoidance of doubt, in the event Investor seeks to obtain an injunction against Borrower or specific performance of any provision of any Transaction Document, such action shall not be a waiver of any right of Investor under any Transaction Document, at law, or in equity, including without limitation its rights to arbitrate any Claim pursuant to the terms of the Transaction Documents.

8.5.                            Counterparts. Each Transaction Document may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument. The parties hereto confirm that any electronic copy of another party’s executed counterpart of a Transaction Document (or such party’s signature page thereof) will be deemed to be an executed original thereof.

8.6.                            Document Imaging. Investor shall be entitled, in its sole discretion, to image or make copies of all or any selection of the agreements, instruments, documents, and items and records governing, arising from or relating to any of Borrower’s loans, including, without limitation, this Agreement and the other Transaction Documents, and Investor may destroy or archive the paper originals. The parties hereto (i) waive any right to insist or require that Investor produce paper originals, (ii) agree that such images shall be accorded the same force and effect as the paper originals, (iii) agree that Investor is entitled to use such images in lieu of destroyed or archived originals for any purpose, including as admissible evidence in any demand, presentment or other proceedings, and (iv) further agree that any executed facsimile (faxed), scanned, emailed, or other imaged copy of this Agreement or any other Transaction Document shall be deemed to be of the same force and effect as the original manually executed document.

8.7.                            Headings. The headings of this Agreement are for convenience of reference only and shall not form part of, or affect the interpretation of, this Agreement.

8.8.                            Severability. In the event that any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform to such statute or rule of law. Any provision hereof which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.

8.9.                            Entire Agreement. This Agreement, together with the other Transaction Documents, contains the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither Borrower nor Investor makes any representation, warranty, covenant or undertaking with respect to such matters. For the avoidance of doubt, all prior term sheets or other documents among Company, Napo, and Investor, or any affiliate thereof, related to the transactions contemplated by the Transaction Documents (collectively, “Prior Agreements”), that may have been entered into among Borrower and Investor, or any affiliate thereof, are hereby null and void and deemed to be replaced in their entirety by the Transaction Documents. To the extent there is a conflict between any term set forth in any Prior Agreement and the term(s) of the Transaction Documents, the Transaction Documents shall govern.

8.10.                     No Reliance. Borrower acknowledges and agrees that neither Investor nor any of its officers, directors, members, managers, representatives or agents has made any representations or warranties to Borrower or any of its officers, directors, representatives, agents or employees except as expressly set forth in the Transaction Documents and, in making its decision to enter into the transactions contemplated by the Transaction Documents, Borrower is not relying on any representation, warranty, covenant or promise of Investor or its officers, directors, members, managers, agents or representatives other than as set forth in the Transaction Documents.

8.11.                     Amendments. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by both parties hereto.

8.12.                     Notices. Any notice required or permitted hereunder shall be given in writing (unless otherwise specified herein) and shall be deemed effectively given on the earliest of: (i) the date delivered, if delivered by personal delivery as against written receipt therefor or by email to an executive officer, or by facsimile (with successful transmission confirmation), (ii) the earlier of the date delivered or the third Business Day after deposit, postage prepaid, in the United States Postal Service by certified mail, or (iii) the earlier of the date delivered or the third Business Day after mailing by express courier, with delivery costs and fees prepaid, in each case, addressed to each of the other parties thereunto entitled at the following addresses (or at such other addresses as such party may designate by five (5) calendar days’ advance written notice similarly given to each of the other parties hereto):

If to Borrower:

Jaguar Health, Inc.

Attn: Lisa A. Conte

200 Pine Street, Suite 400

San Francisco, CA 94104

With a copy to (which copy shall not constitute notice):

Reed Smith LLP

Attn: Don Reinke
101 Second Street, Suite 1800
San Francisco, CA 94105-3659

If to Investor:

Streeterville Capital, LLC

Attn: John Fife

303 East Wacker Drive, Suite 1040

Chicago, Illinois 60601

With a copy to (which copy shall not constitute notice):

Hansen Black Anderson Ashcraft PLLC

Attn: Jonathan Hansen

3051 West Maple Loop Drive, Suite 325

Lehi, Utah 84043

8.13.                     Successors and Assigns. This Agreement or any of the severable rights and obligations inuring to the benefit of or to be performed by Investor hereunder may be assigned by Investor to a third party, including its affiliates, in whole or in part, without the need to obtain Borrower’s consent thereto. Borrower may not assign its rights or obligations under this Agreement or delegate its duties hereunder without the prior written consent of Investor.

8.14.                     Survival. The representations and warranties of Borrower and the agreements and covenants set forth in this Agreement shall survive the Closing hereunder notwithstanding any due diligence investigation conducted by or on behalf of Investor. Borrower agrees to indemnify and hold harmless Investor and all its officers, directors, employees, attorneys, and agents for loss or damage arising as a result of or related to any breach or alleged breach by Borrower of any of its representations, warranties and covenants set forth in this Agreement or any of its covenants and obligations under this Agreement, including advancement of expenses as they are incurred.

8.15.                     Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

8.16.                     Investor’s Rights and Remedies Cumulative; Liquidated Damages. All rights, remedies, and powers conferred in this Agreement and the Transaction Documents are cumulative and not exclusive of any other rights or remedies, and shall be in addition to every other right, power, and remedy that Investor may have, whether specifically granted in this Agreement or any other Transaction Document, or existing at law, in equity, or by statute, and any and all such rights and remedies may be exercised from time to time and as often and in such order as Investor may deem expedient. The parties acknowledge and agree that upon Borrower’s failure to comply with the provisions of the Transaction Documents, Investor’s damages would be uncertain and difficult (if not impossible) to accurately estimate because of the parties’ inability to predict future interest rates and future share prices, Investor’s increased risk, and the uncertainty of the availability of a suitable substitute investment opportunity for Investor, among other reasons. Accordingly, any fees, charges, and default interest due under the Note and the other Transaction Documents are intended by the parties to be, and shall be deemed, liquidated damages (under Borrower’s and Investor’s expectations that any such liquidated damages will tack back to the Closing Date for purposes of determining the holding period under Rule 144 under the 1933 Act). The parties agree that such liquidated damages are a reasonable estimate of Investor’s actual damages and not a penalty, and shall not be deemed in any way to limit any other right or remedy Investor may have hereunder, at law or in equity. The parties acknowledge and agree that under the circumstances existing at the time this Agreement is entered into, such liquidated damages are fair and reasonable and are not penalties. All fees, charges, and default interest provided for in the Transaction Documents are agreed to by the parties to be based upon the obligations and the risks assumed by the parties as of the Closing Date and are consistent with investments of this type. The liquidated damages provisions of the Transaction Documents shall not limit or preclude a party from pursuing any other remedy available at law or in equity; provided, however, that the liquidated damages provided for in the Transaction Documents are intended to be in lieu of actual damages.

8.17.                     Attorneys’ Fees and Cost of Collection. In the event of any arbitration or action at law or in equity to enforce or interpret the terms of this Agreement or any of the other Transaction Documents, the parties agree that the party who is awarded the most money (which, for the avoidance of doubt, shall be determined without regard to any statutory fines, penalties, fees, or other charges awarded to any party) shall be deemed the prevailing party for all purposes and shall therefore be entitled to an additional award of the full amount of the reasonable and documented out-of-pocket attorneys’ fees, deposition costs, and expenses paid by such prevailing party in connection with arbitration or litigation without reduction or apportionment based upon the individual claims or defenses giving rise to the fees and expenses. Nothing herein shall restrict or impair an arbitrator’s or a court’s power to award fees and expenses for frivolous or bad faith pleading. If (i) the Note is placed in the hands of an attorney for collection or enforcement prior to commencing arbitration or legal proceedings, or is collected or enforced through any arbitration or legal proceeding, or Investor otherwise takes action to collect amounts due under the Note or to enforce the provisions of the Note, or (ii) there occurs any bankruptcy, reorganization, receivership of Borrower or other proceedings affecting Borrower’s creditors’ rights and involving a claim under the Note; then Borrower shall pay the costs incurred by Investor for such collection, enforcement or action or in connection with such bankruptcy, reorganization, receivership or other proceeding, including, without limitation, attorneys’ fees, expenses, deposition costs, and disbursements.

8.18.                     Waiver. No waiver of any provision of this Agreement shall be effective unless it is in the form of a writing signed by the party granting the waiver. No waiver of any provision or consent to any prohibited action shall constitute a waiver of any other provision or consent to any other prohibited action, whether or not similar. No waiver or consent shall constitute a continuing waiver or consent or commit a party to provide a waiver or consent in the future except to the extent specifically set forth in writing.

8.19.                     Waiver of Jury Trial. EACH PARTY TO THIS AGREEMENT IRREVOCABLY WAIVES ANY AND ALL RIGHTS SUCH PARTY MAY HAVE TO DEMAND THAT ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT, ANY OTHER TRANSACTION DOCUMENT, OR THE RELATIONSHIPS OF THE PARTIES HERETO BE TRIED BY JURY. THIS WAIVER EXTENDS TO ANY AND ALL RIGHTS TO DEMAND A TRIAL BY JURY ARISING UNDER COMMON LAW OR ANY APPLICABLE STATUTE, LAW, RULE OR REGULATION. FURTHER, EACH PARTY HERETO ACKNOWLEDGES THAT SUCH PARTY IS KNOWINGLY AND VOLUNTARILY WAIVING SUCH PARTY’S RIGHT TO DEMAND TRIAL BY JURY.

8.20.                     Time is of the Essence. Time is expressly made of the essence with respect to each and every provision of this Agreement and the other Transaction Documents.

8.21.                     Voluntary Agreement. Borrower has carefully read this Agreement and each of the other Transaction Documents and has asked any questions needed for Borrower to understand the terms, consequences and binding effect of this Agreement and each of the other Transaction Documents and fully understand them. Borrower has had the opportunity to seek the advice of an attorney of Borrower’s choosing, or has waived the right to do so, and is executing this Agreement and each of the other Transaction Documents voluntarily and without any duress or undue influence by Investor or anyone else.

[Remainder of page intentionally left blank; signature page follows]

IN WITNESS WHEREOF, the undersigned Investor and Borrower have caused this Agreement to be duly executed as of the date first above written.

INVESTOR:

STREETERVILLE CAPITAL, LLC

By:	/s/ John M. Fife
John M. Fife, President

BORROWER:

JAGUAR HEALTH, INC.

By:	/s/ Lisa Conte
Lisa Conte, President and CEO

NAPO PHARMACEUTICALS, INC.

By:	/s/ Lisa Conte
Lisa Conte, President and CEO

[Signature Page to Note Purchase Agreement]